UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 19, 2006

EMCORE CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	000-22175	22-2746503
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

145 Belmont Drive
Somerset, New Jersey, 08873

(Address of principal executive offices)

(732) 271-9090

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT.

On July 19, 2006, EMCORE Corporation, a New Jersey corporation (‘‘EMCORE’’), entered into an Asset Purchase Agreement (the ‘‘Purchase Agreement’’) with IQE plc, a public limited company organized under the laws of the United Kingdom (‘‘IQE’’), and IQE RF, LLC, a New Jersey limited liability corporation and a wholly owned subsidiary of IQE (the ‘‘Purchaser’’). Under the Purchase Agreement, the Purchaser will purchase the assets of EMCORE's Electronic Materials & Device division (the ‘‘EMD Business’’), including inventory, fixed assets, and intellectual property, for $16 million (the ‘‘Purchase Price’’), consisting of a $200,000 deposit previously delivered to EMCORE, $12,800,000 delivered via wire transfer at closing of the transaction, and $3,000,000 in the form of a secured promissory note of IQE and Purchaser (the ‘‘Note’’), guaranteed by IQE’s affiliates. The Note is to be repaid in four quarterly installments and bears interest at 7.5%. IQE will continue to operate the EMD Business in the Somerset, New Jersey facility, and approximately 50 employees of EMCORE will be transferred to IQE. The transaction is currently expected to close in mid-August.

EMCORE has made customary representations and warranties and covenants in the Purchase Agreement, including covenants relating to EMCORE's conduct of the EMD Business between July 19, 2006 and the closing of the transaction, a covenant not to solicit for employment the employees of IQE for a period of two years following the closing of the transaction (including the transferred employees of EMCORE), and, subject to limited exceptions, a covenant not to compete in the field of development, manufacture, sale or distribution of products sold by the EMD Business for a period of four years following the closing of the transaction. EMCORE has also agreed to indemnify Purchaser against certain losses incurred in connection with the Purchase Agreement. As part of the transaction, EMCORE retained the right to continue to use the intellectual property of the EMD Business in the manufacture and sale of its products (other than the commercial sale of epitaxial wafers).

The Purchase Agreement has been approved by EMCORE's and IQE's respective boards of directors. The closing of the transaction is subject to customary closing conditions, including the receipt of IQE shareholder approval authorizing the issuance and sale of additional shares of IQE, and IQE's successful completion of the financing to fund the Purchase Price. The Purchase Agreement contains certain termination rights of EMCORE and IQE and provides that, upon the termination of the Purchase Agreement under certain circumstances, Purchaser or IQE would be required to pay EMCORE a break-up fee of $700,000.

The Purchase Agreement has been attached hereto as Exhibit 2.1 and is incorporated herein by reference to provide investors with information regarding its terms. It is not intended to provide any other factual information about EMCORE or IQE. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in confidential disclosure schedules provided by EMCORE to IQE in connection with the signing of the Purchase Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between EMCORE and IQE, rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about EMCORE or IQE.

ITEM 8.01.     OTHER EVENTS.

On July 19, 2006, EMCORE and IQE issued a joint press release announcing their entry into the Purchase Agreement. The joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits.

Exhibit Number	Description
2.1	Asset Purchase Agreement between IQE RF, LLC, IQE, plc, and EMCORE Corporation, dated July 19, 2006. (1)
99.1	Press Release, dated July 19, 2006, issued jointly by EMCORE Corporation and IQE, plc.

(1)	The schedules to the Purchase Agreement have been omitted from this filing pursuant to Item 602(b)(2) of Regulation S-K. EMCORE will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EMCORE CORPORATION
Date: July 19, 2006	By:	/s/ Thomas G. Werthan
Name: Thomas G. Werthan
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Asset Purchase Agreement between IQE RF, LLC, IQE, plc, and EMCORE Corporation, dated July 19, 2006.(1)
99.1	Press Release, dated July 19, 2006, issued jointly by EMCORE Corporation and IQE, plc.

(1)	The schedules to the Purchase Agreement have been omitted from this filing pursuant to Item 602(b)(2) of Regulation S-K. EMCORE will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.